                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LNR PROPERTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   (LNR LOGO)

 Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172 - - (305) 485-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 8, 1998

TO THE STOCKHOLDERS OF LNR PROPERTY CORPORATION:

     Notice is hereby given that the Annual Meeting of the stockholders of LNR Property Corporation will be held at the Doral Park Golf and Country Club, 5001 N.W. 104 Avenue, Miami, Florida, on Wednesday, April 8, 1998, at 11:00 o'clock a.m. (Eastern Standard Time) for the following purposes:

          1. To elect directors to serve until the next Annual Meeting of Stockholders.

          2. To vote upon a proposal to approve the LNR Property Corporation 1997 Stock Option Plan.

          3. To vote upon a proposal to approve the LNR Property Corporation 1998 Incentive Compensation Plan.

          4. To transact such other business as may properly come before the meeting.

     Only stockholders of record as of the close of business on February 26, 1998 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. The Company's transfer books will not be closed.

     If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used.

                                          By Order of the Board of Directors

                                          MICHELLE R. SIMON
                                            Secretary

Dated: March 9, 1998

                                PROXY STATEMENT

                      SOLICITATION AND REVOCATION OF PROXY

     The accompanying Proxy is solicited by the management of LNR Property Corporation (the "Company" or "LNR"). The Company was formed in June 1997 as a wholly-owned subsidiary of Lennar Corporation ("Lennar") to facilitate Lennar's plan to separate its real estate investment and management business from its homebuilding business in a tax-free spin-off. On October 31, 1997, Lennar distributed all of the outstanding stock of the Company to Lennar's stockholders.

     All shares represented by proxies will be voted in the manner designated; or if no designation is made, they will be voted for the election of directors and for the proposal to approve the Company's 1997 Stock Option Plan and 1998 Incentive Compensation Plan. Shares represented by proxies which instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED ON OR ABOUT MARCH 9, 1998 TO ALL STOCKHOLDERS OF RECORD ON FEBRUARY 26, 1998. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation to the office of the Company, Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

COST AND METHOD OF SOLICITATION

     The Company will bear the cost of soliciting proxies. Proxies are being solicited by mail and, in addition, directors, officers and employees of the Company may solicit proxies personally or by telephone. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to their principals.

VOTING RIGHTS AND PROXIES

     Only stockholders of record as of the close of business on February 26, 1998 will be entitled to vote at the meeting. The only outstanding voting securities of the Company on that date were 25,348,529 shares of Common Stock and 10,780,752 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes.

     Stock may be voted in person or by proxy appointed by a writing signed by a stockholder. Any message sent to the Company prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, will be deemed sufficient. No proxy will be revoked by the death or incapacity of the maker, unless written notice of such death or incapacity is given to the Company by the fiduciary having control of the shares represented by the proxy.

PRINCIPAL STOCKHOLDERS

     The following persons are known by the Company to have owned beneficially more than 5% of any class of the Company's voting securities as of February 26, 1998:

                                       NAME AND ADDRESS OF         AMOUNT AND NATURE OF   PERCENT OF
TITLE OF CLASS                           BENEFICIAL OWNER          BENEFICIAL OWNERSHIP     CLASS
--------------                         -------------------         --------------------   ----------
Class B Common Stock                      Leonard Miller                9,897,930(1)        91.81%
                                          23 Star Island
                                      Miami Beach, FL 33139
Common Stock                           Goldman, Sachs & Co.             3,524,100(2)        13.90%
                                  The Goldman Sachs Group, L.P.
                                         85 Broad Street
                                        New York, NY 10004
Common Stock                          Cohen & Steers Capital            1,949,600(2)         7.69%
                                         Management, Inc.
                                         757 Third Avenue
                                        New York, NY 10017
Common Stock                                FMR Corp.                   1,867,418            7.37%
                                       82 Devonshire Street
                                      Boston, MA 02109-3614

---------------

(1) Leonard Miller's shares are owned by two limited partnerships. A corporation wholly-owned by Mr. Miller is the sole general partner of those partnerships. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary. Does not include 30,000 shares of Class B Common Stock owned by Miller Family Foundation, Inc., a charitable foundation of which Mr. Miller is the President.
(2) Based on information contained in Schedule 13Gs dated February 14, 1998 with respect to Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. and dated February 9, 1998 with respect to Cohen & Steers Capital Management, Inc.

     On February 26, 1998, The Depository Trust Company owned of record 24,827,379 shares of Common Stock, constituting 97.94% of the outstanding Common Stock and 799,834 shares of Class B Common Stock, constituting 7.42% of the outstanding Class B Common Stock. The Company understands those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

     The directors and executive officers beneficially owned the following voting securities of the Company on January 23, 1998:

                                                            AMOUNT AND
                                                            NATURE OF
                                                            BENEFICIAL         PERCENT OF
NAME OF BENEFICIAL OWNER               TITLE OF CLASS      OWNERSHIP(1)          CLASS
------------------------               --------------      ------------        ----------
Leonard Miller                     Class B Common Stock     9,897,930(2)(3)      90.11%
                                   Common Stock                 9,597              .04%
Brian L. Bilzin                    Common Stock                 7,820(4)           .03%
Sue M. Cobb                        Common Stock                20,000(5)           .08%
Carlos M. de la Cruz               Common Stock               220,000              .87%
Stuart A. Miller                   Common Stock               129,093(3)           .51%
Steven J. Saiontz                  Common Stock               130,347(3)(6)        .52%
Jeffrey P. Krasnoff                Common Stock                29,146              .12%
Mark A. Griffith                   Common Stock                 6,615(7)           .03%
David G. Levin                     Common Stock                 4,188              .02%
Directors and Officers as a Group  Class B Common Stock     9,897,930            90.11%
  (17 persons)                     Common Stock               566,863             2.25%

---------------

(1) Includes currently exercisable stock options and stock options which become exercisable within sixty days after January 23, 1998 as follows: Stuart A. Miller (52,500), Steven J. Saiontz (28,772), Jeffrey P. Krasnoff (25,893), Mark A. Griffith (4,192), David G. Levin (411), all directors and executive officers (118,138). Also includes shares held by the Company's Employee Stock Ownership/401(k) Plan for the accounts of the named persons. Additional information about those shares is contained in Note (2) to the Summary Compensation Table.
(2) Leonard Miller's shares are owned by two limited partnerships. A corporation wholly-owned by Mr. Miller is the sole general partner of those partnerships. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary. Does not include 30,000 shares of Class B Common Stock owned by Miller Family Foundation, Inc., a charitable foundation of which Mr. Miller is the President.
(3) Stuart Miller is the trustee, and Stuart Miller and Mr. Saiontz's wife are beneficiaries, of a trust which holds limited partnership interests in a partnership which owns 5,500,000 shares of Class B Common Stock. Because Leonard Miller is the principal beneficiary of the trust and owns the corporation which is the sole general partner of the partnership, Leonard Miller is shown as the beneficial owner of the 5,500,000 shares and neither Stuart Miller nor Mr. Saiontz is shown as a beneficial owner of those shares.
(4) Includes 415 shares owned by Mr. Bilzin's wife as to which he has no voting or investment power and 1,405 shares owned by Mr. Bilzin's sons as to which he has no voting or investment power and as to which he disclaims beneficial ownership.
(5) Does not include 30,000 shares owned by Ms. Cobb's husband as to which she has no voting or investment power.
(6) Does not include 9,000 shares held in a trust for Mr. Saiontz's wife.
(7) Includes five shares owned by Mr. Griffith's son as to which he shares voting and investment power.

     Because each outstanding share of Class B Common Stock is entitled to ten votes, Leonard Miller, through family partnerships, will be entitled to 98,988,897 votes, which will be 74.34% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock, and all directors and officers as a group will be entitled to 99,428,025 votes, which will be 74.67% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock. Leonard Miller has said he intends to vote in favor of the nominees for election as directors named below and for the proposals to approve the stock option plan and the incentive compensation plan. Therefore, the nominees will be elected and the proposals will be approved, even if no stockholders other than Mr. Miller vote for them.

                             ELECTION OF DIRECTORS

     The following persons will be nominated to serve as directors until the next Annual Meeting of Stockholders:

                                                                                TERM
NAME OF DIRECTOR                    AGE              DIRECTOR SINCE            EXPIRES
----------------                    ---              --------------            -------
Leonard Miller(1)                   65     June 1997                            1998
Stuart A. Miller(1)                 40     June 1997                            1998
Steven J. Saiontz(1)                39     June 1997                            1998
Sue M. Cobb                         60     October 1997                         1998
Carlos M. de la Cruz                56     October 1997                         1998
Brian L. Bilzin                     52     December 1997                        1998
Jeffrey P. Krasnoff                 42     December 1997                        1998

---------------

(1) Executive Committee member.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NAMED
                             NOMINEES AS DIRECTORS.

     Leonard Miller is the Chairman of the Board of Lennar. He has been the President or Chairman of the Board, or both, of Lennar since it was founded in 1969. From the time Lennar was founded until April 1997, Mr. Miller was the chief executive officer of Lennar. He is the father of Stuart A. Miller and the father-in-law of Steven J. Saiontz.

     Stuart A. Miller is the Chairman of the Board of LNR. Mr. Miller became the Chairman of the Board of LNR when it was formed in June 1997. Mr. Miller has been the President and Chief Executive Officer of Lennar since April 1997. For more than five years prior to April 1997, Mr. Miller was a vice president of Lennar and held various executive positions with Lennar subsidiaries, including being the president of its principal homebuilding subsidiary from December 1991 to April 1997 and the president of its principal real estate investment and management division (the predecessor to a substantial portion of the Company's business) from April 1995 to April 1997.

     Steven J. Saiontz is the Chief Executive Officer of LNR. Mr. Saiontz became the Chief Executive Officer and a Director of LNR when it was formed in June 1997. For more than five years prior to that, he was the president of Lennar Financial Services, Inc., a wholly owned subsidiary of Lennar. Mr. Saiontz is currently a Director of Lennar. He is the brother-in-law of Stuart A. Miller and the son-in-law of Leonard Miller.

     Sue M. Cobb is, and for more than five years has been, Managing Director and General Counsel of Cobb Partners, Inc. and affiliated companies, a privately owned group of companies involved in investments, real estate and resort development. She was the founding partner of the Public Finance Department in the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., with whom she was affiliated from 1978 until early 1998. From 1993 to 1996, she was also Vice President and General Counsel of Pan American World Airways, Inc. She is currently a Director of Enterprise Florida Capital Development Corp., a public/private development organization in the State of Florida; and a Director of Kirkwood Associates, Inc., a closely held ski and summer resort company headquartered in Kirkwood, California. From 1982 to 1988, she was a member of the Board of Directors of the Federal Reserve Bank of Atlanta, Miami Branch, and served three terms as Chairman of that Board.

     Carlos M. de la Cruz is, and for more than five years has been, the Chairman of the Board of Eagle Brands, Inc. (a beverage wholesaler), Coca-Cola Puerto Rico Bottlers and the Miami Honda, Central Hyundai, Sunshine Ford and Central Kia automobile dealerships.

     Brian L. Bilzin is, and since February 1, 1998 has been, a partner in the law firm of Bilzin Sumberg Dunn & Axelrod LLP. For more than five years prior to February 1, 1998, Mr. Bilzin was a partner in Rubin Baum Levin Constant Friedman & Bilzin, a law firm.

     Jeffrey P. Krasnoff is the President of LNR. Mr. Krasnoff became the President of LNR when it was formed in June 1997 and became a Director of LNR in December 1997. From 1987 until June 1997, he was a vice president of Lennar. From 1990 until he became the President of LNR, Mr. Krasnoff was involved almost entirely in Lennar's real estate investment and management division (the predecessor to a substantial portion of the Company's business).

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the annual compensation, long-term compensation and all other compensation for the Company's chief executive officer and for the four additional executive officers who together comprised the five highest paid executive officers of the Company for the year ended November 30, 1997:

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                    --------------------   --------------------------------------
                                                                    AWARDS              PAYOUTS
                                                           -------------------------   ----------
                                                            RESTRICTED
                                                              STOCK       SECURITIES      LTIP         ALL OTHER
                                    SALARY(1)   BONUS(1)   AWARDS(1)(2)   UNDERLYING   PAYOUTS(1)   COMPENSATION(5)
NAME AND PRINCIPAL POSITION  YEAR      ($)        ($)          ($)        OPTIONS(3)      ($)             ($)
---------------------------  ----   ---------   --------   ------------   ----------   ----------   ---------------
Stuart A. Miller             1997    200,000    703,800           0(4)     100,000            0          2,900
  Chairman of the            1996    207,000    577,000           0(4)           0            0          1,100
  Board                      1995    197,000    384,900           0(4)           0            0            300
Steven J. Saiontz            1997    209,200    703,800       1,600        389,083            0          5,000
  Chief Executive            1996    207,700    577,000       1,500              0            0          3,500
  Officer                    1995    197,100    384,900       1,500              0            0          2,600
Jeffrey P. Krasnoff          1997    165,400    340,300       1,600        273,988      102,200          5,100
  President                  1996    145,400    317,900       1,500              0       59,100          3,300
                             1995    138,800    215,700       1,500              0       28,900          2,600
Mark A. Griffith             1997    111,700    169,000       1,600         98,018       37,600          2,700
  Vice President             1996    111,700    157,800       1,500              0       15,400          2,500
                             1995    104,100    100,000       1,500              0        5,300          1,300
David G. Levin               1997    105,800    208,800       1,600        102,128       60,300          1,800
  Vice President             1996    105,800    148,300       1,500              0       40,100          1,500
                             1995     98,000    100,000       1,500              0            0          1,000

---------------

(1) The salary, bonus, restricted stock award and LTIP payout amounts shown for 1997 reflect compensation earned by the named officer while an officer of Lennar through October 31, 1997 and compensation earned by the named officer while an officer of the Company from November 1, 1997 through November 30, 1997. The salary, bonus, restricted stock award and LTIP payout amounts shown for 1996 and 1995 reflect compensation earned by the named officer while an officer of Lennar during such years.
(2) At November 30, 1997, a total of 17,815 restricted shares of Common Stock, as well as 17,815 restricted shares of the Common Stock of Lennar ("Lennar Common Stock"), with an aggregate market value of $405,278 and $384,136, respectively, on that day, were held in employees' accounts under the Company's Employee Stock Ownership/401(k) Plan. All shares in the accounts of employees with more than five years' service are vested (15,632 shares of Common Stock and 15,632 shares of Lennar Common Stock at November 30, 1997). Shares in the accounts of other employees become vested when and if the employees attain five years of service. Holders of both vested and non-vested shares are entitled to the dividends on the shares. The restricted shares outstanding on November 30, 1997 included 2,380 shares of Common Stock and 2,380 shares of Lennar Common Stock in Steven J. Saiontz's account (with a market value on that day of $54,144 and $51,319, respectively), 386 shares of Common Stock and 386 shares of Lennar Common Stock in Jeffrey P. Krasnoff's account (with a market value on that day of $8,789 and $8,331, respectively), 318 shares of Common Stock and 318 shares of Lennar Common Stock in Mark A. Griffith's account (with a market value on that day of $7,244 and $6,866, respectively) and 278 shares of Common Stock and 278 shares of Lennar Common Stock in David G. Levin's account (with a market value on that day of $6,322 and $5,992, respectively). All shares held in these officers' accounts were vested.
(3) Additional information about these options is contained in the Option Grants in Last Fiscal Year Table.
(4) Stuart A. Miller does not participate in the Company's Employee Stock Ownership/401(k) Plan.
(5) Consisting of matching payments by Lennar under the 401(k) aspect of its Employee Stock Ownership/401(k) Plan through October 31, 1997 and by the Company under the 401(k) aspect of the Company's Employee Stock Ownership/401(k) Plan for November 1997 and consisting of term life insurance premium and long term disability insurance premium payments made by Lennar through October 31, 1997 and by the Company for November 1997, as follows:

                                                                                   LONG TERM
                                        401(K) MATCH    TERM LIFE INSURANCE   DISABILITY INSURANCE
                                            ($)                 ($)                   ($)
                                        ------------    -------------------   --------------------
Stuart A. Miller                1997           0(4)            2,400                  500
                                1996           0(4)              700                  400
                                1995           0(4)              300                    0
Steven J. Saiontz               1997       2,400               2,200                  400
                                1996       2,400                 700                  400
                                1995       2,300                 300                    0
Jeffrey P. Krasnoff             1997       2,400               2,200                  500
                                1996       2,400                 600                  300
                                1995       2,300                 300                    0
Mark A. Griffith                1997         800               1,400                  500
                                1996         900               1,400                  200
                                1995         300               1,000                    0
David G. Levin                  1997           0               1,300                  500
                                1996           0               1,300                  200
                                1995           0               1,000                    0

     Directors who are not employees of the Company are paid annual fees of $10,000 plus $2,500 for each board meeting attended in person and $500 for each telephonic board meeting. If there is a committee meeting on a day that does not include a full board meeting, the fee is $500 for that day. On the date of each Annual Meeting of Stockholders, each outside director is granted an option for 1,000 shares of Common Stock at the current market price. The grant becomes exercisable on the one year anniversary of the grant date. The grant expires on the third anniversary of the grant date. Upon the death or disability of an optionee, the option is exercisable up to six months after the death or disability. Upon resignation or retirement of a director, the option terminates. Leonard Miller receives an annual fee of $200,000 for serving as Chairman of the Executive

Committee of the Board. Directors who are employees of the Company receive no additional remuneration for services as directors.

     Brian L. Bilzin was a partner in the law firm of Rubin Baum Levin Constant Friedman & Bilzin, which firm was retained by the Company during the fiscal year ended November 30, 1997. Mr. Bilzin is currently a partner in the law firm of Bilzin Sumberg Dunn & Axelrod LLP, a law firm that the Company proposes to retain during the current fiscal year.

     The following table sets forth information about a sum awarded to three of the five highest paid officers of the Company for the year ended November 30, 1997, which is payable over a period of years:

                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR

                                                            ESTIMATED FUTURE PAYOUTS
                                                   ------------------------------------------
                                    PERIOD UNTIL     THRESHOLD          TARGET       MAXIMUM
NAME                                   PAYOUT            $                $            $(1)
----                                ------------   --------------   --------------   --------
Jeffrey P. Krasnoff                  1-5 Years     Not Applicable   Not Applicable    340,300
Mark A. Griffith                     1-5 Years     Not Applicable   Not Applicable    169,000
David G. Levin                       1-5 Years     Not Applicable   Not Applicable    158,800

---------------

(1) This amount is payable in five equal annual installments conditioned on such officer continuing to be employed by the Company.

     The following table sets forth information about options granted to the chief executive officer and to the four additional highest paid executive officers of the Company for the fiscal year ended November 30, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS(2)
                              -------------------------------------------------------
                                              PERCENT OF                                         POTENTIAL REALIZED
                              NUMBER OF      TOTAL OPTIONS                                 VALUE AT ASSUMED ANNUAL RATES
                              SECURITIES      GRANTED TO                                     OF STOCK APPRECIATION FOR
                              UNDERLYING       EMPLOYEES                                           OPTION TERM(1)
                               OPTIONS         IN FISCAL      EXERCISE     EXPIRATION   ------------------------------------
NAME                           GRANTED           YEAR          PRICE          DATE          0%           5%          10%
----                          ----------     -------------    --------     ----------   ----------   ----------   ----------
Stuart A. Miller                20,145(3)         1.36%        $27.30       10/31/02    $        0   $   88,181   $  255,295
                                79,855(3)         5.40%        $24.82       10/31/07    $        0   $1,246,470   $3,158,799
                               -------
                               100,000
Steven J. Saiontz              200,000           13.53%        $24.82       10/31/07    $        0   $3,121,833   $7,911,338
                               189,083(4)        12.79%        $ 3.98(4)      4/2/01    $3,940,490   $4,951,869   $6,118,530
                               -------
                               389,083
Jeffrey P. Krasnoff            200,000           13.53%        $24.82       10/31/07    $        0   $3,121,833   $7,911,338
                                73,988(4)         5.00%        $ 6.80(4)    12/26/01    $1,333,264   $1,729,016   $2,185,529
                               -------
                               273,988
Mark A. Griffith                75,000            5.07%        $24.82       10/31/07    $        0   $1,170,687   $2,966,752
                                 8,221(4)         0.56%        $ 9.92(4)    12/23/04    $  122,493   $  205,560   $  316,074
                                14,797(4)         1.00%        $11.97(4)      7/1/03    $  190,141   $  315,045   $  473,506
                               -------
                                98,018
David G. Levin                  75,000            5.07%        $24.82       10/31/07    $        0   $1,170,687   $2,966,752
                                 7,398(4)         0.50%        $ 9.92(4)    12/23/04    $  110,230   $  184.981   $  284,432
                                19,730(4)         1.33%        $12.32(4)     8/09/03    $  246,625   $  413,169   $  624,457
                               -------
                               102,128

---------------

(1) Measured from date of grant (October 31, 1997) on which date the average of the high and low market price of the Common Stock was $24.82.
(2) Exercise of options begins one year from date of grant and has step vesting of 10% per year for years one through eight and 20% for year nine, except that exercise of 20,145 options granted to Stuart A. Miller begins six months from date of grant and has step vesting of 20% on that date and on each anniversary of that date. Replacement options retain the original vesting schedule of 5% per year for years one through five, 10% for years six and seven, 15% for years eight and nine and 25% for year ten.
(3) In addition, Mr. Miller holds options granted by Lennar with regard to 382,000 shares of its common stock. As a result of the spin-off, when Mr. Miller exercises those options, he will be entitled to receive, in addition to Lennar stock, one share of Common Stock of the Company for each share of Lennar stock as to which the options are exercised.
(4) Represents replacements of Lennar options which were held at the time of the spin-off. The number of shares subject to replacement options was calculated by multiplying the number of shares subject to Lennar options by a factor of 1.644206186, and the exercise price of the replacement options was calculated by dividing the exercise price of the Lennar options by that factor.

     The following table sets forth certain information with regard to the aggregate option/SAR exercises in the fiscal year ended November 30, 1997 and option/SAR values as of the end of that year for the chief executive officer and the four other highest compensated executive officers of the Company:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                         VALUE OF
                                                                    NUMBER OF           UNEXERCISED
                                                                   UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS/SARS        OPTIONS/SARS
                                                                    AT FISCAL            AT FISCAL
                                                                     YEAR-END           YEAR-END(1)
                                          SHARES                 ----------------    -----------------
                                        ACQUIRED ON    VALUE     EXERCISABLE(E)/      EXERCISABLE(E)/
NAME                                     EXERCISE     REALIZED   UNEXERCISABLE(U)    UNEXERCISABLE(U)
----                                    -----------   --------   ----------------    -----------------
Stuart A. Miller                             0           $0          100,000(U)         $        0(U)
  Chairman of the Board
Steven J. Saiontz                            0           $0           28,772(E)         $  554,436(E)
  Chief Executive Officer                                            360,311(U)         $3,089,193(U)
Jeffrey P. Krasnoff                          0           $0           18,497(E)         $  304,276(E)
  President                                                          255,491(U)         $  912,827(U)
Mark A. Griffith                             0           $0            3,781(E)         $   44,335(E)
  Vice President                                                      94,237(U)         $  232,161(U)
David G. Levin                               0           $0          102,128(U)         $  314,264(U)
  Vice President

---------------

(1) Based upon the difference between the exercise price of the options/SARs and the last reported sale price of the Common Stock on November 28, 1997.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board has established Audit and Compensation Committees. It does not have a Nominating Committee.

     The Audit Committee consists of Ms. Sue M. Cobb and Mr. Carlos M. de la Cruz. This Committee did not meet in fiscal 1997. Its principal functions are: recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for the Company by the independent auditors, reviewing the independent auditors' recommendations for improvements of internal controls and reviewing the scope of work, findings and conclusions of the Company's Internal Audit Department.

     The Compensation Committee consists of Messrs. Leonard Miller and Brian Bilzin. This Committee did not meet in fiscal 1997. Its principal functions are: recommending to the full Board compensation arrangements for senior management and recommending to the full Board the adoption and implementation of compensation and incentive plans. In addition, there is an Officers and Directors Stock Option Committee, consisting of Ms. Sue M. Cobb and Mr. Carlos
M. de la Cruz, and a Stock Option Committee, consisting of Messrs. Stuart A. Miller, Leonard Miller and Jeffrey P. Krasnoff, which approve grants of stock options and SARs to officers.

     The Board normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 1997, the Board met seven times. Each director attended more than three-fourths of the total number of meetings of the Board which were held while he or she was a director.

                     PROPOSAL RELATING TO STOCK OPTION PLAN

     On October 30, 1997, the Board of Directors adopted, and Lennar, as the sole shareholder of the Company approved, the LNR Property Corporation 1997 Stock Option Plan (the "Plan"). A copy of the Plan is attached as Exhibit 1 to this Proxy Statement. Stockholders will be asked at the meeting to vote on a proposal to approve the Plan.

     The purpose of the Plan is to encourage and enable those officers, employees and directors of the Company and its subsidiaries upon whose judgement, initiative and efforts the Company and its subsidiaries largely depend for the successful conduct of their business to acquire proprietary interests in the Company, and by doing so, to stimulate the efforts of those officers, employees and directors on behalf of the Company and its subsidiaries and strengthen their desire to remain officers, employees or directors of the Company or its subsidiaries.

     Under the Plan, a committee appointed by the Board of Directors (which may be the Board itself) may grant stock options, separately or together with stock appreciation rights, relating to up to 2,000,000 shares of Common Stock (subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events). If any option expires, terminates or is cancelled without being exercised, the shares subject to that option may be made the subject of new options granted under the Plan. Options granted under the Plan may, or may not, be designated as Incentive Stock Options ("ISO's"), which receive special tax treatment, as described below under "Tax Consequences," but must meet certain requirements, including that the recipients be employees, that the exercise price be at least 100% of the fair market value of the Common Stock on the date of grant and that the exercise price of all ISO's held by a person which first become exercisable in a year not exceed $100,000.

     A committee appointed by the Board of Directors (which may be the Board itself) will determine which officers, employees and directors will receive options under the Plan and the terms of the options granted to particular officers, employees or directors. However, an option granted under the Plan must expire no more than 10 years after the date of grant. The committee may determine that particular options will initially become exercisable at specified times, or in specified installments, except that no option may be exercisable until at least six months after it is granted other than in the event of the optionee's death or disability. The exercise price of an option will be determined by the committee (subject to the requirement that if the option is an ISO, the exercise price must not be less than 100% of the fair market value of the Common Stock on the date the option is granted), and must be paid in cash or by check, unless the committee permits it to be paid in whole or in part with shares of Common Stock valued at their fair market value when the option is exercised. Options granted under the Plan may be assigned or transferred only with the permission of the committee, given after a determination that transferability will not result in specified negative tax effects and is otherwise appropriate and desirable.

     Stock appreciation rights may only be granted with regard to specific stock option grants. A stock appreciation right may not relate to more shares than may be issued on exercise of the option to which the stock appreciation right relates. A stock appreciation right gives the holder the right to receive, without payment by the holder, an amount equal to the excess of the fair market value on the date the stock appreciation right is exercised of the shares of Common Stock as to which it is exercised over the amount the holder would have had to pay for those shares if the holder had purchased them by exercising the related stock option. When a stock appreciation right is exercised as to a number of shares, the holder will be deemed to surrender the related option with regard to that number of shares. The committee may specify that the sum the holder will receive upon exercise of a stock appreciation right will be paid wholly or partly in cash or wholly or partly with Common Stock valued at its fair market value on the date the stock appreciation right is exercised.

     In addition, stock options were granted under the Plan to replace Lennar stock options held by employees of the Company at the time of the spin-off. The number of options granted by the Company was determined by multiplying the number of unexercised Lennar options by a fraction of which the numerator is the average of the closing prices of Lennar Common Stock as reported on the New York Stock Exchange on October 27, 28, 29, 30 and 31, 1997 and the denominator is the average of the closing prices of LNR Common Stock as reported on the New York Stock Exchange on November 3, 4, 5, 6 and 7, 1997.

     The following table provides information about the options which were outstanding on November 30, 1997:

                                                   SHARES OF COMMON STOCK    AVERAGE PER SHARE
INDIVIDUAL OR GROUP HOLDING                          SUBJECT TO OPTIONS       EXERCISE PRICE
---------------------------                        ----------------------    -----------------
Stuart A. Miller(1)                                        100,000                $25.32
Steven J. Saiontz                                          389,083                $14.69
Jeffrey P. Krasnoff                                        273,988                $19.95
Mark A. Griffith                                            98,018                $21.63
David G. Levin                                             102,128                $21.33
All current executive officers                           1,390,009                $20.15
All directors who are not executive officers                     0                $    0
All employees other than executive officers                 88,638                $19.21

---------------

(1) In addition, Mr. Miller holds options granted by Lennar before the spin-off with regard to 382,000 shares of its common stock. As a result of the spin-off, when Mr. Miller exercises those options, he will be entitled to receive, in addition to Lennar stock, one share of Common Stock of the Company for each share of Lennar stock as to which the options are exercised.

     On February 27, 1998, the last sale price of the Common Stock reported on the New York Stock Exchange was $26.6875.

  Tax Consequences

     The principal Federal income tax consequences to an employee, officer or director of the grant and exercise of options under the Plan, and of the sale of shares acquired through exercise of options, are as follows:

     Recipients of options do not have taxable income because of the grant of options to them under the Plan.

     Unless an option is an ISO, when the option is exercised the holder will be treated as receiving ordinary income equal to the amount by which the fair market value of the Common Stock at the time of the exercise exceeds the exercise price of the option (and the fair market value of the Common Stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option). Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be long-term or short-term, depending on how long the shares are held after exercise.

     The holder of an ISO does not realize any taxable income when the ISO is exercised. However, when an ISO is exercised, the amount by which the fair market value at the time of exercise of the stock acquired through the exercise exceeds the exercise price is treated as an item of adjustment for alternative minimum tax purposes (unless the stock is disposed of within one year) and may be subject to the alternative minimum tax. The price paid for the Common Stock when the ISO is exercised will be the basis of that stock while it is held by the optionee. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise (and two years after the date of grant), the person is treated as having made a "disqualifying disposition," and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the option was exercised exceeded the exercise price, or
(ii) the gain on the sale. In addition, if the sale price exceeds the fair market value of the stock when the option was exercised, the difference between the exercise price and the sale price will be a capital gain.

     When a stock appreciation right is exercised, the holder is treated as receiving ordinary income equal to the amount paid, or the fair market value of the Common Stock distributed, to the holder as a result of the exercise. The holder's basis in any Common Stock received will be its fair market value when the stock appreciation right was exercised.

     When an employee is treated as receiving ordinary income as a result of exercise of a non-ISO or a stock appreciation right, the Company is required to withhold and pay the withholding tax due with regard to that ordinary income. The Company may do this by withholding from the employee's compensation, by withholding from the number of shares issued on exercise of the option or stock appreciation right or by requiring payment of the amount required to be withheld before the Company will issue shares upon exercise of the option.

     When a non-ISO or a stock appreciation right is exercised or there is a disqualifying disposition of shares acquired through exercise of an ISO, the Company will, in at least most instances, be entitled to a deduction equal to the ordinary income which the person who exercised the option is treated as having received.

  Required Vote

     Approval of the Plan requires the affirmative vote of the holders of a majority of the shares which are voted on the proposal to approve the Plan. Leonard Miller who, through family partnerships, owns 91.81% of the Class B Common Stock and therefore is entitled to cast approximately 74.34% of the votes which may be cast with regard to approval of the Plan, has said he intends to vote in favor of the Plan. Therefore, if there is a quorum present at the meeting, the Plan will be approved, even if no stockholders other than Mr. Miller vote to approve it.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 PROPOSAL REGARDING INCENTIVE COMPENSATION PLAN

     The Company has adopted an Incentive Compensation Plan (the "Incentive Plan"), under which the Compensation Committee or another committee of the Board of Directors may award various forms of incentive compensation to officers and other key employees of the Company and its subsidiaries. Forms of incentive compensation may include (1) compensation based upon a percentage of consolidated pre-tax or after-tax earnings or EBITDA of the Company and its subsidiaries, or of the separate pre-tax or after-tax earnings or EBITDA of particular subsidiaries, divisions or other business units of the Company, (2) changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock, (3) revenues, earnings, costs, return on assets, return on equity, return on capital, return on investment, return on assets under management, net operating income or net operating income as a percentage of book value, with regard to the Company, particular subsidiaries, divisions or other business units, particular assets or groups of assets or particular employees or groups of employees. Performance goals on which bonuses may be based may be absolute amounts or percentages or may be relative to the performance of other companies or of indexes. Performance goals may relate to particular fiscal years or to periods which are longer or shorter than a single fiscal year. No officer or employee may, however, be awarded a bonus for any fiscal year in excess of the greater of (i) $1,500,000 or (ii) 1.5% of the consolidated pre-tax income of the Company and its subsidiaries in that fiscal year. Bonuses may be payable in single lump sums, or may be payable over periods of years, and may (but will not be required to) be made forfeitable to the extent recipients do not continue to be employed by the Company or its subsidiaries throughout the period during which they are payable. A copy of the Incentive Plan is attached as Exhibit 2 to this Proxy Statement.

     The bonus arrangements contemplated by the Incentive Plan are similar to the bonus arrangements which the Company has implemented for a number of years. See "Compensation Committee Report." However, the Company has adopted the Incentive Plan, and stockholders are being asked to approve the Incentive Plan, with the intent of avoiding the possibility that the deductibility for Federal income tax purposes of bonus compensation with regard to the year ending November 30, 1998 or future years will be limited by Section 162(m) of the Internal Revenue Code (which under certain circumstances causes compensation to an employee in a year in excess of $1 million not to be deductible to the employer). Under current law, adoption of the Incentive Plan will not affect the extent to which bonus compensation constitutes taxable income to recipients, the time when recipients will be required to recognize income from incentive compensation or any other aspects of the way recipients are taxed with regard to incentive compensation. Adoption of the Incentive Plan will not prevent the Company from entering into compensation arrangements with employees outside the Incentive Plan.

  Required Vote

     Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares which are voted on the proposal to approve the Incentive Plan. Leonard Miller who, through family partnerships, owns 91.81% of the Class B Common Stock and therefore is entitled to cast approximately 74.34% of the votes which may be cast with regard to approval of the Incentive Plan, has said he intends to vote in favor of the Incentive Plan. Therefore, if there is a quorum present at the meeting, the Incentive Plan will be approved, even if no stockholders other than Mr. Miller vote to approve it.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                         COMPENSATION COMMITTEE REPORT

     Before Lennar distributed the stock of the Company to its stockholders (and therefore, while the Company was a wholly-owned subsidiary of Lennar), Lennar's Compensation Committee fixed the compensation of the executive officers of the Company for the year ending November 30, 1998. It did that because the Company would have two new directors who would not take office until the distribution of the Company's stock was completed, and would not be familiar with the executive officers of the Company. Therefore, it seemed appropriate for Lennar's Compensation Committee to review the recommended compensation of the Company's executive officers, subject possibly to subsequent review by the Company's Board of Directors.

     Lennar's Compensation Committee discussed the proposed compensation and award of stock options to Steven J. Saiontz, the Chief Executive Officer of the Company, and Jeffrey P. Krasnoff, the President of the Company. It noted that, although Mr. Saiontz is the Chief Executive Officer of the Company, he has principal responsibility for a portion of the Company's operations and Mr. Krasnoff has principal responsibility for the other portion of the Company's operations, and, therefore, their levels of responsibility are in some respects equivalent. Lennar's Compensation Committee also noted that Mr. Saiontz and Mr. Krasnoff would be responsible for the initial adjustment of the Company to being a publicly owned company and for overseeing, with the assistance of Stuart A. Miller (who is Lennar's chief executive officer and the Chairman of the Board of the Company), the initial activity of the Company and its subsidiaries as a separate corporate group. Lennar's Compensation Committee also was informed that there would be a recommendation to the Company's Board of Directors that Mr. Saiontz and Mr. Krasnoff each receive options to purchase 200,000 shares of the Company's Common Stock, in addition to receiving Company stock options to replace Lennar stock options they held. The Company's Board of Directors (which, at the time, consisted entirely of officers or employees of Lennar or its subsidiaries) subsequently approved the grant of options to purchase 200,000 shares to each of Mr. Saiontz and Mr. Krasnoff.

     Lennar's Compensation Committee reviewed a compilation of information about compensation of senior officers of other real estate investment and asset management companies. It noted that, while there was a wide variation in the compensation of senior officers of companies shown in the compilation, the proposed compensation of Messrs. Saiontz and Krasnoff would be less than that of the most senior officers of the company included in the compilation which was most similar to the Company. It then determined that for the year ending November 30, 1998, Mr. Saiontz would be paid a base salary of $500,000 plus a bonus equal to 0.50% of the consolidated net income of the Company and its subsidiaries, before income taxes, and Mr. Krasnoff would be paid a base salary of $400,000 plus a bonus equal to 0.50% of the consolidated net income of the Company and its subsidiaries, before income taxes, during that year.

     Lennar's Compensation Committee then reviewed recommendations for salary and bonuses for other executive officers of the Company and its subsidiaries, and approved the recommended compensation for the year ending November 30, 1998 of executive officers of the Company in addition to Mr. Saiontz and Mr. Krasnoff. That included compensation to Stuart A. Miller for serving as Chairman of the Board of the Company, to which he is expected to devote approximately 25% of his working time, of $200,000 plus a bonus equal to 0.25% of the consolidated net income of the Company and its subsidiaries, before income taxes, during that year.

                                          LEONARD MILLER
                                          BRIAN BILZIN

                               PERFORMANCE GRAPH

     The Company's Common Stock began trading on the New York Stock Exchange on November 3, 1997. Because the Common Stock traded for only 20 days during the fiscal year ended November 30, 1997, the Company has not included a performance graph as the information contained therein would be immaterial.

                                 OTHER MATTERS

     The Company's management knows of no matters other than the foregoing which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

AUDITORS

     Deloitte & Touche LLP audited the Company's financial statements for the year ended November 30, 1997. Representatives of that firm are expected to be present at the Annual Meeting of Stockholders to answer questions. They will be given an opportunity to make a statement if they wish to do so.

     The Board of Directors has not at this time selected an accounting firm to audit the Company's financial statements for the year ending November 30, 1998. The selection will be discussed at meetings of the Audit Committee and of the Board of Directors to be held after the Company's April 8, 1998 Annual Meeting.

STOCKHOLDERS' PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     Proposals which stockholders wish included in next year's Proxy Statement must be received at the Company's principal executive offices at Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172 no later than November 9, 1998.

                                          By Order of the Board of Directors

                                          MICHELLE R. SIMON
                                            Secretary

Dated: March 9, 1998

                                                                       EXHIBIT 1

                            LNR PROPERTY CORPORATION
                             1997 STOCK OPTION PLAN

                               TABLE OF CONTENTS

1.   Purpose of the Plan.........................................  A-1
2.   Definitions.................................................  A-1
3.   Authority to Grant Stock Options............................  A-2
4.   Authority to Grant Stock Appreciation Rights................  A-2
5.   Terms and Conditions of Stock Options.......................  A-3
6.   Payment of Option Exercise Price............................  A-4
7.   Withholding Payment.........................................  A-4
8.   Written Agreement...........................................  A-5
9.   Administration of the Plan..................................  A-5
10.  Shares Available for Options................................  A-6
11.  Laws and Regulations........................................  A-6
12.  Modification of Numbers of Shares and other Securities......  A-6
13.  Effects of Termination of Employment........................  A-6
14.  No Rights to Continued Employment...........................  A-7
15.  Effective Date..............................................  A-7
16.  Amendments of the Plan......................................  A-8
17.  Termination of the Plan.....................................  A-8
18.  Governing Law...............................................  A-8

                            LNR PROPERTY CORPORATION

                             1997 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

     The Purpose of the Plan is to encourage and enable those officers, employees and directors of the Company upon whose judgement, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in LNR, and by doing so to stimulate the efforts of those officers, employees and directors on behalf of the Company and strengthen their desire to remain officers, employees or directors of the Company.

2. DEFINITIONS

     As used in this Plan the following definitions apply:

          (a) "Assumed Options" means options granted in connection with the spinoff of LNR from Lennar Corporation in substitution for unexercised options granted under the Lennar Corporation 1991 Stock Option Plan or otherwise.

          (b) "Board of Directors" means the Board of Directors of LNR.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Compensation Committee of the Board of Directors, or such other committee consisting of at least three members of the Board of Directors as is specified by the Board of Directors to perform the functions and duties of the Committee under the Plan. If there is no Compensation Committee and the Board of Directors does not appoint another Committee, the Board of Directors will be the Committee.

          (e) "Common Stock" means common stock, par value $.10 per share, of LNR.

          (f) "Company" means LNR and all its more than 50% owned subsidiaries.

          (g) "Director" means any person serving as a member of the board of directors of any corporation included in the Company.

          (h) "Discretion" means the ability of a committee or other body to act in its sole discretion, with no requirement that it follow past practices or treat one employee in a manner consistent with the treatment afforded to any other employee.

          (i) "Incentive Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan and is intended to be, and qualifies as, an Incentive Stock Option as that term is used in Section 422 of the Code.

          (j) "Key Employee" means an officer or employee of the Company, who the Committee determines can contribute significantly to the growth and successful operations of the Company.

          (k) "Lennar Equivalent Fraction" means a fraction of which (i) the numerator is the average of the closing prices of Lennar Corporation common stock, as reported on the New York Stock Exchange on October 27, 28, 29, 30 and 31, 1997 and (ii) the denominator is the average of the closing prices of LNR Common Stock, as reported on the New York Stock Exchange on November 3, 4, 5, 6 and 7, 1997.

          (l) "Lennar Options" means options granted under the Lennar 1991 Stock Option Plan which were outstanding (whether or not they were immediately exercisable) on October 31, 1997.

          (m) "LNR" means LNR Property Corporation, a Delaware corporation, or its successor by merger or any similar transaction.

          (n) "Nonqualified Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an Incentive Stock Option as that term is used in Section 422 of the Code.

          (o) "Officers and Directors Stock Option Committee" means a committee designated by the Board of Directors, consisting of two or more persons all of whom are outside directors, as that term is used in Section 162(m) of the Code.

          (p) "Optionee" means a person who holds a stock option or Stock Appreciation Right granted under the Plan.

          (q) "Plan" means this LNR Property Corporation 1997 Stock Option Plan.

          (r) "Stock Appreciation Right" means a right to receive the appreciation in value, or a portion of the appreciation value, of a specified number of shares of Common Stock, as provided in Section 4(b).

          (s) "10% Stockholder" means a person who owns (after applying the attribution rules contained in Section 424 of the Code) more than 10% of the total combined voting stock of all classes of LNR or of any parent or subsidiary.

3. AUTHORITY TO GRANT STOCK OPTIONS

     (a) The Committee or the Officers and Directors Stock Option Committee may at any time authorize the grant of stock options under the Plan to any one or more Key Employees or Directors. They may not grant to any Optionee options for more than 400,000 shares of stock. They may at their discretion, grant Assumed Options to Optionees that are intended to replace those unexercised options granted by Lennar Corporation under its 1991 Stock Option Plan; it is intended that such replacement would comply with Section 424 of the Code. An Assumed Option issued in substitution for a Lennar Option will entitle the holder to purchase a number of shares of Common Stock equal to (i) the number of shares which were subject to the Lennar Option on October 31, 1997, times (ii) the Lennar Equivalent Fraction. These stock options may be Incentive Options or Nonqualified Options, except that (i) no officer or Director who is not an employee may be granted an Incentive Option, (ii) no employee may be granted an Incentive Option which would result in the aggregate fair market value, determined as of the date the stock option is granted, of the Common Stock with respect to which that Incentive Option and all other Incentive Options held by that employee under any plan maintained by LNR (or any parent or subsidiary of LNR) are exercisable for the first time by that employee during any calendar year exceeds $100,000 and (iii) no employee may receive options under the Plan relating in total to more than 750,000 shares of Common Stock. Each stock option will be designated at the time of grant as a Nonqualified Option or as an Incentive Option.

     (b) Without limiting the generality of what is stated in Section 3(a), stock options may be granted to a Key Employee regardless of the fact that stock options or Stock Appreciation Rights previously granted to that Key Employee remain unexercised, and an Optionee may exercise a stock option or Stock Appreciation Right when it is exercisable by its own terms, notwithstanding that there are stock options and Stock Appreciation Rights which were previously granted to that Optionee which remain unexercised.

4. AUTHORITY TO GRANT STOCK APPRECIATION RIGHTS

     (a) The Committee or the Officers and Directors Stock Option Committee may at any time authorize the grant of Stock Appreciation Rights to any Key Employees or Directors who hold or are receiving stock options granted under the Plan. Each Stock Appreciation Right will relate to a specific stock option granted under the Plan. A Stock Appreciation Right may be granted concurrently with the stock option to which it relates or at any time after the stock option has been granted and before it has been exercised, terminates or expires. The number of shares subject to a Stock Appreciation Right may not exceed the number of shares which may be issued on exercise of the option to which the Stock Appreciation Right relates.

     (b) The term "Stock Appreciation Right" means the right to receive from the Company, without payment by the Optionee, an amount equal to the excess of the fair market value on the date the Stock Appreciation Right is exercised of the number of shares of Common Stock for which the Stock Appreciation Right is exercised over the exercise price the Optionee would have had to pay to exercise the related stock option in order to purchase that number of shares of Common Stock. Upon exercise of a Stock Appreciation Right the Participant will automatically be deemed to surrender the related stock option with regard to the number of shares of Common Stock as to which the Stock Appreciation Right is exercised. Except as provided in subsection 4(c), at the Discretion of the Committee or the Officers and Directors Stock Option Committee, Stock Appreciation Rights may specify that the sum to be paid upon their exercise may be paid by the Company in cash, in Common Stock valued at its fair market value on the date the Stock Appreciation Right is exercised, or in any combination of cash and Common Stock valued in that manner.

     (c) All actions taken and decisions made by the Committee or the Officers and Directors Stock Option Committee will be binding and conclusive on all Optionees of stock options and Stock Appreciation Rights granted under the Plan and all other officers, Directors and employees of the Company, and on their respective legal representatives and beneficiaries. No member of the Committee or the Officers and Directors Stock Option Committee will be liable for any determination made or action taken in good faith with respect to the Plan or any stock options or Stock Appreciation Rights granted under the Plan, or for any decision not to grant stock options or Stock Appreciation Rights under the Plan to any officer or employee of the Company.

     (d) A Stock Appreciation Right granted under the Plan will be exercisable only when, and with regard to the number of shares of Common Stock as to which, the related stock option is exercisable and will lapse when the related stock option terminates or expires. A Stock Appreciation Right granted under the Plan may only be transferred when, and to the person, to whom the right to exercise the related stock option is transferred as provided in Section 12.

5. TERMS AND CONDITIONS OF STOCK OPTIONS

     (a) Expiration Date: Each stock option granted under the Plan, other than an Assumed Option, will expire on a date determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, when the option is granted, which will be not more than 10 years after the date of grant, except that an Incentive Option granted to a Key Employee who, at the time of the grant, is a 10% Stockholder will expire not more than five years after the date of grant.

     (b) Exercise Date:

          (i) Each stock option granted under the Plan, other than an Assumed Option, will be exercisable at such time or times, and in such installments, as are determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, when the stock option is granted. However, no stock option granted under the Plan may be exercisable until at least six months after the date of grant, except upon the death or disability of the Optionee prior to the expiration of that six month period. In addition, in the case of new Assumed Options granted to an Optionee in replacement in accordance with section 424 of the Code for options held by the Optionee, the new options may be made exercisable, if so determined by the Committee or the Officers and Directors Stock Option Committee, in its discretion, at the earliest date the replaced options were available.

          (ii) Each Assumed Option issued in substitution for a Lennar Option will be exercisable at any time with regard to (x) the number of shares as to which the Lennar Option would have been exercisable, multiplied by (y) the Lennar Equivalent Fraction.

     (c) Price:

          (i) The exercise price of each stock option granted under the Plan, other than an Assumed Option, will be determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, at the time the stock option is granted, except that the exercise price of a stock option may not be less than (i) if the stock option is an Incentive Option granted to a person who is not a 10% Stockholder, 100% of the fair market value of the Common Stock on the date the stock option is granted or (ii) if the stock option is an Incentive Option granted to a 10% Stockholder, the option price may not be less than 110% of the fair market value of the Common Stock on the date the stock option is granted. If the stock option is a Nonqualified Option, the option may be granted at any price determined by the appropriate committee. For the purposes of the Plan, the fair market value of a share of the Common Stock on any day will be the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, on the principal securities exchange or market on which the Common Stock is traded) on that date, or if there are no sales on that date, on the next following day on which there are sales. In the event the Common Stock is not publicly traded as of the date the option is granted, the exercise price of each such Incentive Option granted under the Plan will be determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, at the time the Incentive Option is granted, except that the exercise price of the Incentive Option may not be less than the fair market value of such shares as of the grant date, with such fair market value determination to be made in 'good faith' as prescribed in section 14a.422A-1 Q&A 2(c)(4) of the Temporary Treasury Regulations.

          (ii) The per share excise price of an Assumed Option issued in substitution for a Lennar Option will be (x) the per share exercise price of the Lennar Option on October 31, 1997, divided by (y) the Lennar Equivalent Fraction.

     (d) Assignment: No stock option granted under the Plan may be assigned or transferred, other than as provided in Section 12 upon the death of the Optionee to whom the stock option was granted; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an Incentive Option to fail to meet the requirements set forth in Section 422(b) of the Code (or any applicable successor to that Section) and (iii) is otherwise appropriate and desirable.

6. PAYMENT OF OPTION EXERCISE PRICE

     The exercise price of any stock option will be payable in cash or by check payable to the order of LNR, except that the Committee or the Officers and Directors Stock Option Committee may determine, in its Discretion, that the exercise price of the stock option may be paid by delivering shares of the Common Stock with a fair market value at the date the stock option is exercised equal to all or any part of the exercise price, with any remaining balance to be paid in cash or by check payable to the order of LNR.

7. WITHHOLDING PAYMENT

     If as a result of the exercise of a Nonqualified Option or a Stock Appreciation Right, or upon a disqualifying disposition (as that term is used in Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, the Company is required to pay any amount as withheld income tax, the Company may, at its Discretion, either (i) reduce the number of shares of Common Stock issuable upon exercise of the stock option, or the cash or Common Stock to be paid or delivered upon exercise of the Stock Appreciation Right, by the amount of the required withholding (with the Common Stock valued at its fair market value on the date the stock option or Stock Appreciation Right is exercised), or (ii) require that, as a condition to exercise of the stock option or Stock Appreciation Right, the Optionee remit to the Company the amount of withholding tax required to be paid as a result of the exercise. If a person makes a disqualifying disposition (as that term is used in Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, that person will promptly notify the Company of the disqualifying disposition and pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition. If a person fails to reimburse the Company for any sum he or she is required to pay as a result of a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company may withhold that amount from any payments of salary or other payments the Company is required to make to the person or may take any other lawful steps to collect that amount from the person.

8. WRITTEN AGREEMENT

     Promptly after a stock option or Stock Appreciation Right is granted under the Plan, LNR will provide the Optionee of that stock option or Stock Appreciation Right with a written agreement containing the provisions of the stock option or Stock Appreciation Right. The terms of the agreement will be in accordance with the Plan, but may contain additional provisions and restrictions authorized by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, which are not inconsistent with the Plan. Each agreement relating to a stock option will state whether the stock option is or is not intended to be an Incentive Option. Each Optionee of a stock option or Stock Appreciation Right granted under the Plan will be bound by the terms of the Plan and of the agreement relating to the stock option or Stock Appreciation Right.

9. ADMINISTRATION OF THE PLAN

     (a) The Plan will be administered by the Committee.

     (b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration.

     (c) Subject to the limitations contained in the Plan, the Committee will have full power, in its Discretion, (i) to grant Incentive Options, Nonqualified Options and Stock Appreciation Rights to any one or more Key Employees or Directors, as applicable, and (ii) to determine as to any stock option or Stock Appreciation Right granted to any Key Employee or Director the number of shares of Common Stock to which the stock option or Stock Appreciation Right will relate, the exercise price of the stock option or Stock Appreciation Right, the term of the stock option or Stock Appreciation Right, and all other terms of the stock option or Stock Appreciation Right.

     (d) In exercising its powers under the Plan, the Committee may act in its sole discretion, with no requirement that it follow past practice or treat one employee, officer or Director in a manner consistent with the treatment afforded to any other employee, officer or Director.

     (e) All actions taken and decisions made by the Committee will be binding and conclusive on all Optionees of stock options and Stock Appreciation Rights granted under the Plan and all other officers, employees and Directors of the Company, and on their respective legal representatives and beneficiaries. No member of the Committee will be liable for any determination made or action taken in good faith with respect to the Plan or any stock options or Stock Appreciation Rights granted under the Plan, or for any decision not to grant stock options or Stock Appreciation Rights under the Plan to any officer, employee or Director of the Company.

10. SHARES AVAILABLE FOR OPTIONS

     The aggregate number of shares of Common Stock which may be issued upon exercise of stock options or Stock Appreciation Rights granted under this Plan is 2,000,000 shares, subject to adjustment as provided in Section 12. Any shares which are subject to stock options or Stock Appreciation Rights which terminate or are surrendered (including shares subject to stock options which are deemed surrendered because of exercise of Stock Appreciation Rights, to the extent the shares are not issued on exercise of the Stock Appreciation Rights) will be available to be issued on exercise of subsequently granted stock options or Stock Appreciation Rights. Any shares as to which stock options or Stock Appreciation Rights are exercised but which are retained by LNR to pay the exercise price of stock options, to reimburse the Company for paying withholding taxes or otherwise, will be deemed to have been issued upon exercise of stock options or Stock Appreciation Rights, and will not be available to be issued on exercise of other stock options or Stock Appreciation Rights.

11. LAWS AND REGULATIONS

     The obligation of the Company to issue shares of Stock upon exercise of Options will be subject to (a) the condition that counsel for the Company is satisfied that the sale and delivery will be in compliance with the Securities Act of 1933, as amended, and all other applicable laws, rules or regulations, and (b) the condition that the shares of stock reserved for issuance under the Plan have been authorized for listing on any securities exchange or exchanges on which the Common Stock is listed.

12. MODIFICATION OF NUMBERS OF SHARES AND OTHER SECURITIES

     If (a) the Company at any time is involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or similar transaction,
(b) there is a stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of LNR, or a distribution to holders of Common Stock other than a cash dividend or (c) any other event occurs which in the judgment of the Committee necessitates an adjustment to the terms of the outstanding stock options or Stock Appreciation Rights which were issued under the Plan, the Committee may make such modifications in terms of outstanding stock options as in its judgment are appropriate so the Optionees' rights will be substantially proportionate to the rights existing prior to the event, and to maintain the continuing availability of shares under Section 10 (if shares are otherwise then available) including, without limitation, adjustments in (i) the number and kind of shares subject to options, (ii) the exercise price of outstanding stock options and (iii) the number and kind of shares available under Section 10. To the extent that such action includes an increase or decrease in the number of shares subject to outstanding options, the number of shares available under
Section 10 above will be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Section 12 will be conclusive and binding upon each Optionee without the need for any amendment to the Plan or any stock options or Stock Appreciation Rights which had been granted under the Plan.

13. EFFECTS OF TERMINATION OF EMPLOYMENT

     (a) Each Nonqualified Option and related Stock Appreciation Right granted under the Plan will terminate when the Optionee ceases to be an officer, employee or Director of the Company, except that

          (i) If an Optionee of a Nonqualified Option dies while an officer, employee or Director of the Company, each Nonqualified Option and related Stock Appreciation Right held by the Optionee at the date of the Optionee's death may be exercised, to the extent it was exercisable at the date of death (or, with the consent of the Committee, in full) by the Optionee's legal representative until the earlier of 12 months after the date of death or the date on which the Nonqualified Option expires by its terms.

          (ii) If an Optionee of a Nonqualified Option ceases to be an officer, employee or Director of the Company,

             (A) after the Optionee becomes 65 years old,

             (B) because of the disability of the Optionee (as determined by the Committee in its Discretion), or

             (C) under other circumstances which the Committee or the Officers and Directors Stock Option Committee, in its Discretion, determines to justify continued exercise of stock options and related Stock Appreciation Rights, each Nonqualified Option and related Stock Appreciation Right held by the Optionee on the date the Optionee ceased to be an officer, employee or Director of the Company may be exercised, to the extent it was exercisable on the date the Optionee ceased to be an officer, employee or Director of the Company until the earlier of three months after (x) the date the Optionee ceased to be an officer, employee or Director of the Company, or (y) the date the stock option expires by its own terms.

     (b) Each Incentive Option and related Stock Appreciation Right granted under the Plan will terminate when the Optionee ceases to be an employee of the Company (whether or not the Optionee continues to be an officer of the Company), except that if the Optionee dies while an employee of the Company, or ceases to be an employee of the Company under a circumstance described in clause (A), (B) or (C) of subparagraph (a) (ii), each Incentive Option and related Stock Appreciation Right held at the date the Optionee ceases to be an employee of the Company may be exercised by the Optionee's legal representative until twelve months after the date of death, or by the Optionee until three months after the Optionee ceases to be an employee of the Company. Notwithstanding the above, if an Incentive Option is granted to a Director or officer, who is also an employee, in the event such Optionee ceases to be an employee, that option may be converted to a Nonqualified Option, under circumstances which the Committee or the Officers and Directors Stock Option Committee, in its Discretion deems appropriate, if that option is not exercised by the Optionee within three months of the time the Optionee ceases to be an employee, and shall thereafter be subject to the provisions of clause (A), (B) or (C) of subparagraph (a) (ii) above so long as the Optionee remains a Director or officer.

14. NO RIGHTS TO CONTINUED EMPLOYMENT

     Nothing in the Plan or in any stock option or Stock Appreciation Right granted under the Plan will give any officer, employee or Director of the Company a right to continue to be an officer, employee or Director of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer, employee or Director at any time for any reason whatsoever, with or without cause.

15. EFFECTIVE DATE

     The Plan will be effective on the date it is adopted by the Board of Directors, provided that the stockholders of LNR approve the Plan within 12 months after it is adopted by the Board of Directors. Stock options and Stock Appreciation Rights may be granted prior to approval of the Plan by the stockholders of LNR, but each stock option and Stock Appreciation Right granted prior to stockholder approval of the Plan will be subject to approval of the Plan by the stockholders of LNR within 12 months after its adoption. No stock option or Stock Appreciation Right may be exercised until the Plan is approved by the stockholders of LNR, and all stock options and Stock Appreciation Rights granted before the Plan is approved by the stockholders of LNR will automatically terminate at the end of 12 months after the Plan is adopted by the Board of Directors if the Plan is not approved by the stockholders of LNR by that date.

16. AMENDMENTS OF THE PLAN

     The Board of Directors may amend the Plan at any time, except that no amendment to the Plan will be effective until it is approved by the stockholders of LNR if the amendment (a) increases the maximum number of shares which may be issued upon exercise of stock options or Stock Appreciation Rights granted under the Plan, (b) changes the categories of persons eligible to receive stock options or Stock Appreciation Rights under the Plan or (c) materially increases the benefits officers or employees of the Company may receive under the Plan. No amendment to the Plan will change the exercise price, or otherwise alter any provision, of any stock option or Stock Appreciation Right which has been granted prior to the amendment, unless the Optionee of the stock option or Stock Appreciation Right consents to the change.

17. TERMINATION OF THE PLAN

     The Plan may be terminated at any time by the Board of Directors. The Plan will terminate on the 10th anniversary of the date it is adopted by the Board of Directors unless it is terminated before that. No stock options or Stock Appreciation Rights may be granted after the Plan is terminated. However, termination of the Plan will not affect any stock option or Stock Appreciation Right which is outstanding when the Plan is terminated.

18. GOVERNING LAW

     With respect to options granted pursuant to the Plan and the option agreements thereunder, the Plan, such option agreements and any options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Optionees under, the Plan, the option agreements and any options granted thereunder shall be governed by applicable federal law and, to the extent not governed by federal law, by the laws of the State of Florida.

     As approved by the Board of Directors of LNR Property Corporation on October 30, 1997.

                                                                       EXHIBIT 2

           LNR PROPERTY CORPORATION 1998 INCENTIVE COMPENSATION PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Plan is to enable the Compensation Committee to establish performance goals for officers and other key employees of LNR and its subsidiaries, to determine bonuses which will be awarded to particular officers and key employees on the basis of the performance goals established for them and to ensure that bonus payments are in accordance with the arrangements established by the Committee.

2. DEFINITIONS

     As used in this Plan, the following definitions apply:

          (a) "Bonus" means the bonus to which an Employee is entitled under a bonus arrangement established by the Committee under the Plan.

          (b) "Bonus Formula" means the formula for calculating an Employee's Bonus on the basis of a performance goal established under the Plan.

          (c) "EBITDA" means earnings before interest, taxes, depreciation and amortization.

          (d) "Employee" means an employee of the Company.

          (e) "Committee" means the Compensation Committee, a subcommittee of the Compensation Committee or another committee of LNR's Board of Directors, consisting solely of two or more Outside Directors.

          (f) "Company" means LNR and its more than 50% owned subsidiaries.

          (g) "Compensation Committee" means the Compensation Committee of LNR's Board of Directors.

          (h) "LNR" means LNR Property Corporation, a Delaware corporation.

          (i) "Outside Director" means a director of LNR who qualifies as an outside director for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

          (j) "Plan" means this LNR Property Corporation 1998 Incentive Compensation Plan.

3. AUTHORITY TO ESTABLISH PERFORMANCE GOALS AND BONUSES

     (a) The Committee will have the authority to establish for any Employee who is an officer, or who the Committee determines to be a key employee, of LNR or any subsidiary a performance goal, and a Bonus Formula related to that performance goal, for any fiscal year of the Company, or for a period which is shorter or longer than a single fiscal year. A Bonus Formula may be (i) a percentage, or may be based upon the extent of achievement of a specified level, of (x) the Company's consolidated pre-tax or after-tax earnings or EBITDA, (y) the pre-tax or after tax earnings, or the EBITDA, of any particular subsidiary, division or other business unit of LNR or the Company, or (z) changes (or the absence of changes) in the per share or aggregate market price of LNR's common stock, or (ii) the extent of achievement of a specified level of revenues, earnings, costs, return on assets, return on equity, return on capital, return on investment, return on assets under management, net operating income or net operating income as a percentage of book value with regard to the Company, particular subsidiaries, divisions or business units of LNR or the Company, particular assets or groups of assets or particular Employees or groups of Employees. Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes.

     (b) The Committee may determine the Bonus Formula which will determine the Bonus an Employee will receive with regard to a fiscal year or other period. However, no Employee may be awarded a Bonus for any fiscal year in excess of the greater of (i) $1.5 million or (ii) 1.5% of the consolidated pre-tax income of the Company in that fiscal year.

     (c) When the Committee establishes a performance goal and Bonus Formula for an Employee, the Committee may provide (i) that the resulting Bonus will be paid in a single lump sum or that the resulting Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Employee ceases to be employed by the Company before the bonus is paid in full.

4. REVIEW OF PAYMENT OF BONUSES

     Promptly after the end of each fiscal year of the Company, the management of the Company will present to the Committee a list showing with regard to each employee who has become entitled to a Bonus with regard to that fiscal year (i) the Employee's performance goal or Bonus Formula with regard to that fiscal year, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Employee's Bonus Formula, and (iii) the Bonus to which the Employee is entitled with regard to the fiscal year. No Bonus may be paid to an Employee with regard to a fiscal year until the Committee certifies that the Bonus with regard to the Employee shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Employee with regard to the fiscal year.

5. ADMINISTRATION OF THE PLAN

     (a) The Plan will be administered by the Committee.

     (b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration. Any interpretation by the Committee of the Plan or of any performance goal or Bonus Formula established for an Employee under the Plan, and any determination of the Committee regarding the Bonus to which any employee is entitled, will bind the Company and all Employees who are affected by it.

     (c) The Committee will have total discretion to determine whether performance goals and Bonus Formulae are to be established under the Plan for particular Employees. The Committee will not be required to establish similar performance goals or similar Bonus Formulae for employees who hold similar positions.

6. NO RIGHTS TO CONTINUED EMPLOYMENT

     Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any officer or employee of the Company a right to continue to be an officer or employee of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer or employee at any time.

7. EFFECTIVE DATE

     This Plan is effective as of March 1, 1998, provided that the stockholders of LNR approve the Plan at the first annual meeting of stockholders held after that date. Performance goals and Bonus Formulae may be established prior to the time the stockholders of LNR approve this Plan. However, no Bonuses will be paid under this Plan unless this Plan is approved by the stockholders of LNR.

8. AMENDMENTS OF THE PLAN

     The Committee may, with the approval of the Board of Directors of LNR, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which Bonuses may be based, alters the maximum Bonus which may be paid to an Employee with regard to a fiscal year or other period, or otherwise materially changes the Plan, unless the amendment is approved by the stockholders of LNR. No amendment to the Plan may change any performance goal or Bonus Formula which has been established for an Employee, or affect any Employee's right to receive a Bonus which has been earned, before the amendment, unless the Employee consents to the change.

9. TERMINATION OF THE PLAN

     The Plan may be terminated at any time by the Committee, with the approval of the Board of Directors of LNR. However, termination of the Plan will not affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Employee to receive payments of a Bonus which the Employee earned as a result of a performance goal or Bonus Formula established for the Employee before the Plan is terminated.

                                                                 SKU# 4934-PS-98

                                                                      Appendix A

                                  DETACH HERE

                                     PROXY

                        [LNR PROPERTY CORPORATION LOGO]


                             760 N.W. 107TH AVENUE
                              MIAMI, FLORIDA 33172

                         PROXY FOR 1998 ANNUAL MEETING
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Michelle R. Simon, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of the Stockholders of LNR PROPERTY CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104 Avenue, Miami, Florida on Wednesday, April 8, 1998, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.


                                                              [SEE REVERSE SIDE]
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                  DETACH HERE


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE LISTED NOMINEES FOR ELECTION OF DIRECTORS AND FOR ALL OF THE OTHER PROPOSALS.

1. ELECTION OF DIRECTORS:

   NOMINEES:  Leonard Miller, Stuart A. Miller, Steven J. Saiontz, Sue M. Cobb,
              Carlos M. de la Cruz, Brian L. Bilzin and Jeffrey P. Krasnoff

                    FOR                 WITHHELD
              [ ]   ALL             [ ] FROM ALL
                  NOMINEES              NOMINEES

[ ]________________________________________________
     For all nominees except as noted above

                                                FOR     AGAINST   ABSTAIN
2. Approval of LNR Property Corporation
   1997 Stock Option Plan.                      [ ]       [ ]       [ ]

3. Approval of LNR Property Corporation
   1998 Incentive Compensation Plan.            [ ]       [ ]       [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                       [ ]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature:_________________Date:________Signature:_________________Date:________

                                                                      Appendix B

                                  DETACH HERE


                                     PROXY

                        [LNR PROPERTY CORPORATION LOGO]


                             760 N.W. 107TH AVENUE
                              MIAMI, FLORIDA 33172

                         PROXY FOR 1998 ANNUAL MEETING
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Michelle R. Simon, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of the Stockholders of LNR PROPERTY CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104 Avenue, Miami, Florida on Wednesday, April 8, 1998, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Class B Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.

                                                              [SEE REVERSE SIDE]
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                  DETACH HERE


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE LISTED NOMINEES FOR ELECTION OF DIRECTORS AND FOR ALL OF THE OTHER PROPOSALS.

1. ELECTION OF DIRECTORS:

   NOMINEES:  Leonard Miller, Stuart A. Miller, Steven J. Saiontz, Sue M. Cobb,
              Carlos M. de la Cruz, Brian L. Bilzin and Jeffrey P. Krasnoff

                    FOR                 WITHHELD
              [ ]   ALL             [ ] FROM ALL
                  NOMINEES              NOMINEES

[ ]________________________________________________
     For all nominees except as noted above

                                                FOR     AGAINST   ABSTAIN
2. Approval of LNR Property Corporation
   1997 Stock Option Plan.                      [ ]       [ ]       [ ]

3. Approval of LNR Property Corporation
   1998 Incentive Compensation Plan.            [ ]       [ ]       [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                       [ ]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature:_________________Date:________Signature:_________________Date:________